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                                                                    EXHIBIT 10.9

                                    GUARANTEE

      This GUARANTEE ("Guarantee"), dated as of April 25, 2005, is made by each of MGM MIRAGE and the undersigned Subsidiaries of MGM MIRAGE which are set forth on Exhibit A attached hereto and incorporated herein by this reference, (each a "Guarantor" and collectively, jointly and severally, as "Guarantors"), in favor of The Bank of New York (the "Trustee"), as Trustee for the benefit of the holders of Notes (as defined below) and to the Trustee pursuant to the Indenture referred to below, with reference to the following facts:

                                    RECITALS

      A. Pursuant to the Agreement and Plan of Merger, dated June 15, 2004 (the "Agreement"), among MGM MIRAGE, a Delaware corporation, Mandalay Resort Group, a Nevada corporation ("Mandalay") and MGM MIRAGE Acquisition Co. #61, a Nevada corporation and wholly owed subsidiary of MGM MIRAGE ("Merger Subsidiary").

      B. Mandalay and its direct or indirect subsidiaries have become direct or indirect subsidiaries of MGM MIRAGE.

      C. Prior to the merger, Mandalay entered into that certain Indenture dated as of February 1, 1996 and the Supplemental Indenture thereto dated as of the same date (as amended, supplemented or otherwise modified from time to time and collectively, the "Indenture"), with the Trustee pursuant to which Mandalay issued its 7 5/8% Senior Subordinated Debentures due 2013 (the "Notes").

      D. Each Guarantor expects to realize direct and indirect benefits as the result of the availability of the Credit Facility (as defined) to Mandalay, as a result of financial and business support which will be provided to the Guarantors, and each Guarantor desires to guarantee Mandalay's obligations under such Indenture pursuant to the terms hereof.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby jointly and severally represents, warrants, covenants, agrees and guaranties as follows:

      1. GUARANTEE.

      (a) Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of Mandalay under the Indenture or the Notes, that: (i) the principal of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a purchase offer or otherwise, and interest on the overdue principal and interest, if any, of the Notes, if lawful, and all other obligations of Mandalay to the holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any securities or any of such other obligations, they will be paid in full when due or performed in


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accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a purchase offer or otherwise (collectively, the "Guaranteed Obligations"). This Guarantee is a guarantee of payment and not of collection.

      Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same before failure to so pay becomes an Event of Default.

      (b) Each Guarantor agrees that (i) its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, any amendments to the Indenture or the Notes, the absence of any action to enforce the same, any delays in obtaining or realizing upon (or failures to obtain or realize upon) the recovery of any judgment against Mandalay, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Mandalay, any right to require a proceeding first against Mandalay or right to require the prior disposition of the assets of Mandalay to meet its obligations, protest, notice and all demands whatsoever. Without limiting the generality of the foregoing, each of the Guarantors hereby waives, to the extent permitted under Nev. Rev. Stat. 40.495, any rights arising out of Nev. Rev. Stat. 40.430.

      (c) If any holder or the Trustee is required by any court or otherwise to return to either Mandalay or any Guarantor, or any custodian, trustee, or similar official acting in relation to either Mandalay or any Guarantor, any amount paid by either Mandalay or any of the Guarantors to the Trustee or such holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the holders in respect of any obligations guaranteed hereby except as set forth in Section 5 hereof.

      (d) Each of the Guarantors agrees that (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to Mandalay of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in the Indenture, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

      2. EXECUTION AND DELIVERY OF GUARANTEE.

            To evidence its guarantee set forth in Section 1 of this Guarantee, each of the Guarantors agrees that a notation of such guarantee substantially in the form of the notation included in the Note annexed to the Indenture as Exhibit A shall be endorsed on each Note authenticated and delivered by the Trustee and that this Guarantee shall be executed on behalf of such Guarantor by a duly authorized officer.

      Each of the Guarantors agrees that its guarantee set forth in Section 1 of this Guarantee shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such guarantee.

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      If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which a guarantee is endorsed, the guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of this Guarantee on behalf of the Guarantors.

      3. LIMITATION OF GUARANTOR'S LIABILITY.

      Each Guarantor and by its acceptance hereof each holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the holders and each Guarantor hereby irrevocably agree that the obligations of each such Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor (as defined in the Indenture) in respect of the obligations of such other Guarantor (as defined in the Indenture) under its Guarantee (as defined in the Indenture) or pursuant to
Section 4 of this Guarantee, result in the obligations of such Guarantor under this Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 3 is for the benefit of the creditors of each Guarantor.

      4. CONTRIBUTION.

      In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under this Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net worth of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging Mandalay's obligations with respect to the Notes or any other Guarantor's obligations with respect to this Guarantee.

      5. RIGHTS UNDER THIS GUARANTEE.

      (a) Each of the Guarantors waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the holders from time to time of any of the Notes of their acceptance and reliance on this Guarantee.

      (b) Notwithstanding any payment or payments made by the Guarantors by reason of this Guarantee, the Guarantors shall not be subrogated to any rights of the Trustee or any holder against Mandalay until all the Notes shall have been paid or deemed to have been paid within the meaning of the Indenture. Any payment made by the Guarantors by reason of this Guarantee shall be in all respects subordinated to the full and complete payment or discharge under the Indenture of all obligations guaranteed hereby, and no payment by the Guarantors by reason of this Guarantee shall give rise to any claim of the Guarantors against the Trustee or any holder of the Notes. Unless and until the Notes shall have been paid or deemed to have been paid within the meaning of the

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Indenture, neither the Guarantors nor any of them will assign or otherwise transfer any such claim against Mandalay to any other person.

      (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantors of their obligations hereunder) which any Guarantor may have or assert against the Trustee or any holder of any Note shall be available hereunder to such Guarantor against the Trustee.

      (d) Each Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by the Trustee in enforcing or attempting to enforce this Guarantee or protecting the rights of the Trustee or the holders of the Notes, if any, in accordance with the Indenture.

      6. PRIMARY OBLIGATIONS.

      Each Guarantor agrees that it is directly liable to each holder hereunder, that the obligations of each Guarantor hereunder are independent of the obligations of Mandalay or any other Guarantor, and that a separate action may be brought against each Guarantor, whether such action is brought against Mandalay or any other guarantor or whether Mandalay or any other guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the holders of the Notes of whatever remedies they may have against Mandalay or any other guarantor. Each Guarantor agrees that any release which may be given by the Trustee or the holders of the Notes to Mandalay or any other guarantor shall not release such Guarantor. Each Guarantor consents and agrees that the Trustee shall be under no obligation to marshal any property or assets of the Company or any other guarantor in favor of such Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

      7. WAIVERS.

      (a) Each Guarantor hereby waives any right to receive, or any claim or defense based on failure to receive: (i) notice of the amount of the Guaranteed Obligations; (ii) notice of any adverse change in the financial condition of Mandalay or of any other fact that might increase such Guarantor's risk hereunder; (iii) notice of a Default or Event of Default; and (iv) all other notices (except if such notice is specifically required to be given to Mandalay under the Indenture) and demands to which such Guarantor might otherwise be entitled.

      (b) Each Guarantor hereby waives the right by statute or otherwise to require the Trustee or the holders to institute suit against Mandalay (or against any other Person) or to exhaust any rights and remedies which the Trustee or the holders have or may have against Mandalay (or against any other Person). In this regard, each Guarantor agrees that it is bound to the payment of each and all of the Guaranteed Obligations, whether now existing or hereafter arising, as fully as if such Guaranteed Obligations were directly owing to the Trustee and the holders by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of Mandalay or by reason of the cessation from any cause whatsoever of the liability of Mandalay in respect thereof.

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      (c) Each Guarantor hereby waives: (i) any claim or defense directly or indirectly arising from or caused by any election of remedies by the Trustee or holders of the Notes, whether or not such election of remedies directly or indirectly results in impairment or loss of rights or claims of such Guarantor against Mandalay or other Persons; and (ii) any defenses based on suretyship law or impairment of collateral.

      8. RELEASES.

      Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, the Trustee may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Indenture or may grant other indulgences to Mandalay in respect thereof, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

      9. NO ELECTION.

      The Trustee shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by the Trustee to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Trustee's right to proceed in any other form of action or proceeding, or against other parties unless the Trustee has expressly waived such right in writing.

      10. FINANCIAL CONDITION OF THE MANDALAY.

      Each Guarantor represents and warrants to the Trustee and holders that it is currently informed of the financial condition of Mandalay and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor further represents and warrants to the Trustee and holders that it has read and understands the terms and conditions of the Indenture and this Guarantee. Each Guarantor hereby covenants that it will continue to keep itself informed of Mandalay's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

      11. SUBORDINATION OF SUBSIDIARY GUARANTEES.

      The obligations of each Guarantor under this Guarantee are subordinated in right of payment to the prior payment in full in cash of all Senior Debt (as defined in the Indenture) of each Guarantor on the same basis as the Notes are subordinated to Senior Debt of Mandalay. For the purposes of the foregoing sentence, the Trustee and the holders of the Notes shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to the Indenture, including Article 3 thereof. In the event that the Trustee receives any Subsidiary Guarantor payment at a time when the Trustee has actual knowledge that such payment is prohibited by the foregoing sentence, such Guarantor payment shall be paid over and delivered to the holders of the Senior Debt of such Guarantor

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remaining unpaid, to the extent necessary to pay in full all such Senior Debt.
In the event that any holder of a Note receives any Guarantor payment at a time when such payment is prohibited by the Indenture, such Guarantor payment shall be paid over and delivered to the holders of the Senior Debt of such Guarantor remaining unpaid, to the extent necessary to pay in full all such Senior Debt.

      12. RELEASE UPON CERTAIN EVENTS.

      (a) In the event that any Guarantor ceases to guarantee the obligations of MGM MIRAGE under the Credit Facility, then such Guarantor will be released and relieved of any and all obligations under this Guarantee without further action by any of Mandalay or any of the Guarantors. The Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under this Guarantee. For the purposes of this Section 11, the "Credit Facility" shall mean the Fourth Amended and Restated Loan Agreement, as may be amended, restated or replaced from time to time, dated as of November 22, 2004, by and among MGM MIRAGE, MGM Grand Detroit, LLC, as co-borrower, Bank of America, N.A., as the administrative agent, The Royal Bank of Scotland PLC, as the syndication agent, a joint lead arranger, and a joint book manager, Bank of America Securities LLC as a joint lead arranger and a joint book manager, JP Morgan Securities, Inc., Citibank North America, Inc., and Deutsche Bank Securities Inc. as joint book managers, JP Morgan Chase Bank, Citigroup USA Inc., Deutsche Bank, Bank of Scotland PLC, Barclays Bank PLC, BNP Paribas, Commerzbank, Sumitomo Mitsui Banking Corporation and Wachovia Bank, N.A., as co-documentation agents, Societe Generale, as senior managing agent, Merrill Lynch Bank USA and U.S. Bank National Association, as managing agents, and the other lenders party thereto.

      (b) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under this Guarantee.

      (c) Any Guarantor not released from its obligations under this Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture.

      13. GOVERNING LAW.

      This Guarantee shall be deemed to be a contract made and to be performed entirely in the State of Nevada, and for all purposes shall be governed by and construed in accordance with the internal laws of said State without regard to the conflicts of law rules of said State.

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      14. NON-INVOLVEMENT OF KIRK KERKORIAN AND TRACINDA CORPORATION.

      By accepting the benefits of this Guarantee, the Trustee and the holders of each Note acknowledge that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to the Indenture or the Notes. In the event (i) there is any alleged breach or default by any Guarantor under this Guarantee or any such agreement, or (ii) any party hereto has any claim arising from or relating to this Guarantee or any such agreement, the Trustee and the holders of the Notes, nor any party claiming through them (to the extent permitted by applicable law), shall commence any proceedings or otherwise seek to impose any liability whatsoever against Mr. Kerkorian or Tracinda Corporation by reason of such alleged breach, default or claim.

                           [Signature Page to Follow]

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      IN WITNESS WHEREOF, each Guarantor has executed this Guarantee by its duly authorized officer as of the date first written above.

                     By: /s/ BRYAN L. WRIGHT
                         -------------------------------------------------------
                         Bryan L. Wright
                         Assistant Secretary of each of the Guarantors listed on Exhibit A hereto

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EXHIBIT A - GUARANTORS

1.    AC Holding Corp., a Nevada corporation

2.    AC Holding Corp. II, a Nevada corporation

3.    The April Cook Companies, a Nevada corporation

4.    Beau Rivage Distribution Corp., a Mississippi corporation

5.    Beau Rivage Resorts, Inc. a Mississippi corporation

6.    Bellagio, LLC, a Nevada limited liability company

7.    Bellagio II, LLC, a Nevada limited liability company

8.    Boardwalk Casino, Inc., a Nevada corporation

9.    Bungalow, Inc., a Mississippi corporation

10.   Circus Circus Mississippi, Inc., a Mississippi corporation

11.   Circus Circus Casinos, Inc., a Nevada corporation

12.   Colorado Belle Corp., a Nevada corporation

13.   Country Star Las Vegas, LLC, a Nevada limited liability company

14.   Destron, Inc., a Nevada corporation

15.   Diamond Gold, Inc., a Nevada corporation

16.   Edgewater Hotel Corporation, a Nevada corporation

17.   EGARIM, Inc., an Alabama corporation

18.   Galleon, Inc., a Nevada corporation

19.   Gold Strike Aviation, Incorporated, a Nevada corporation

20.   Gold Strike Fuel Company, a Nevada partnership

21.   Gold Strike L.V., a Nevada partnership

22.   Goldstrike Finance Company, Inc., a Nevada corporation

23.   Goldstrike Investments, Incorporated, a Nevada corporation

24.   Grand Laundry, Inc., a Nevada corporation

25.   Jean Development Company, a Nevada partnership

26.   Jean Development West, a Nevada partnership

27.   Jean Fuel Company West, a Nevada partnership

28.   Last Chance Investments, Incorporated, a Nevada corporation

29.   LV Concrete Corp., a Nevada corporation

30.   MAC, Corp., a New Jersey corporation

31.   Mandalay Corp., a Nevada corporation

32.   Mandalay Development, a Nevada corporation

33.   Mandalay Marketing and Events, a Nevada corporation

34.   Mandalay Place (f.k.a. New Dirt, Inc.), a Nevada corporation

35.   Mandalay Resort Group, a Nevada corporation

36.   Metropolitan Marketing, LLC, a Nevada limited liability company

37.   MGM Grand Atlantic City, Inc., a New Jersey corporation

38.   MGM Grand Condominiums, LLC, a Nevada limited liability company

39.   MGM Grand Condominiums II, LLC, a Nevada limited liability company

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40.   MGM Grand Detroit, Inc., a Delaware corporation

41.   MGM Grand Hotel, LLC, a Nevada limited liability company

42.   MGM Grand New York, LLC, a Nevada limited liability company

43.   MGM Grand Resorts, LLC, a Nevada limited liability company

44.   MGM MIRAGE Advertising, Inc., a Nevada corporation

45.   MGM MIRAGE Aircraft Holdings, LLC, a Nevada limited liability company

46.   MGM MIRAGE Aviation Corp., a Nevada corporation

47.   MGM MIRAGE Corporate Services, a Nevada corporation

48.   MGM MIRAGE Design Group, a Nevada corporation

49.   MGM MIRAGE Development, Inc., a Nevada corporation

50.   MGM MIRAGE Entertainment and Sports, a Nevada corporation

51.   MGM MIRAGE International, a Nevada corporation

52.   MGM MIRAGE Manufacturing Corp., a Nevada corporation

53.   MGM MIRAGE Operations, Inc., a Nevada corporation

54.   MGM MIRAGE Retail, a Nevada corporation

55.   MH, Inc., a Nevada corporation

56.   M.I.R. Travel, a Nevada corporation

57.   The Mirage Casino-Hotel, a Nevada corporation

58.   Mirage Laundry Services Corp., a Nevada corporation

59.   Mirage Leasing Corp., a Nevada corporation

60.   Mirage Resorts, Incorporated, a Nevada corporation

61.   MMNY Land Company, Inc., a New York corporation

62.   MRG Vegas Portal, Inc., a Nevada corporation

63.   MRGS Corp., a Nevada corporation

64.   M.S.E. Investments, Incorporated, a Nevada corporation

65.   New Castle Corp., a Nevada corporation

66.   New PRMA Las Vegas, Inc., a Nevada corporation

67.   New York-New York Hotel & Casino, LLC, a Nevada limited liability company

68.   New York-New York Tower, LLC, a Nevada limited liability company

69.   Oasis Development Company, Inc., a Nevada corporation

70.   Plane Truth, LLC, a Nevada limited liability company

71.   The Primadonna Company, LLC, a Nevada limited liability company

72.   PRMA Land Development Company, a Nevada corporation

73.   PRMA, LLC, a Nevada limited liability company

74.   Project CC, LLC, a Nevada limited liability company

75.   Railroad Pass Investment Group, a Nevada partnership

76.   Ramparts International, a Nevada corporation

77.   Ramparts, Inc., a Nevada corporation

78.   Restaurant Ventures of Nevada, Inc., a Nevada corporation

79.   Slots-A-Fun, Inc., a Nevada corporation

80.   Treasure Island Corp., a Nevada corporation

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81.   Victoria Partners, a Nevada partnership

82.   VidiAd, a Nevada corporation

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